UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 22, 2012, Warner Music Group Corp. issued a press release with respect to its wholly-owned subsidiaries, WMG Acquisition Corp. (“WMG”) and WMG Holdings Corp. (“Holdings”), announcing that (i) WMG is seeking consents from holders of its outstanding 11.50% Senior Notes Due 2018 issued pursuant to the Indenture, dated as of July 20, 2011, as amended through the date hereof by and among WMG, the Guarantors from time to time party thereto and Wells Fargo Bank, National Association., as trustee, to certain amendments to such indenture; and (ii) Holdings is seeking consents from holders of its outstanding 13.75% Senior Notes Due 2019 issued pursuant to the Indenture, dated as of July 20, 2011, as amended through the date hereof, by and among Holdings, the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as trustee, to certain amendments to such indenture.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 23, 2012